Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of September, 1997


Principal and Interest Collections
     Beginning Pool Balance                                      (1)$ 350,000,000.00

     Beginning Pool Factor [(1)/$ 350,000,000.00]                (2)       1.0000000

     Principal Collected                                         (3)$   6,093,940.37

     Interest Collected                                          (4)$   2,511,311.80

          Less:  Accrued Interest Prior to Cut Off Date          (5)    1,523,321.26

          Less:  Additional Purchased Accrued Interest           (5a)           0.00

          Plus:  Purchased Accrued Interest -
                             End of Collection Period            (6)    1,476,568.95

        Net decrease/(increase) in Purchased
        Accrued Interest [(5)+(5a)-(6)]                          (7)$      46,752.31

          Plus:  "Non-Reimbursable Interest Payment"             (8)       18,101.95

                         Total Interest Received
                         [(4)-(5)-(5a)+(6)+(8)]                  (9)$   2,482,661.44


     Additional Deposits
            (i)   Repurchase Amounts                             (10)           0.00
           (ii)   Liquidation Proceeds                           (11)           0.00
          (iii)   Yield Supplement Deposit Amount                (12)           0.00

     Total Additional Deposits  [(10)+(11)+(12)]                 (13)$          0.00

     Total Available Funds [(3)+(9)+(13)]                        (14)$  8,576,601.81

     Defaulted Receivable Principal Balance  [(A1)]              (15)$          0.00

     Ending Pool Balance [(1)-(3)-(15)]                          (16)$343,906,059.63

     Ending Pool Factor [(16)/$ 350,000,000.00]                  (17)      0.9825887


Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of September, 1997

Distributions:
                                                     Class A           Class B            Total
Class Percentage                                        96.5%             3.5%              100%
Pool Factor (Ending Pool Balance)                   0.9825887        0.9825887         0.9825887
Class Coupon                                            6.40%            6.65%

September Beginning Pool Balance [(1)]        $337,750,000.00   $12,250,000.00   $350,000,000.00

Spetember Ending Pool Balance [(16)]          $331,869,347.54   $12,036,712.09   $343,906,059.63

Collected Principal [(3)]                       $5,880,652.46      $213,287.91     $6,093,940.37

Collected Interest [(9)]                        $2,395,768.29       $86,893.15     $2,482,661.44

Other Collected Interest  [(9a)]                  $196,366.94        $7,400.32       $203,767.26

Additional Deposits [(10)+(11)]                         $0.00            $0.00             $0.00

Servicing Fee [(1.0%/12)x(1)]                    ($281,458.34)     ($10,208.33)    ($291,666.67)

Total Available Funds                           $8,191,329.35      $297,373.05     $8,488,702.40


Payments to Certficateholders:

Principal Distributable Amount [(1)-(16)]       $5,880,652.46      $213,287.91     $6,093,940.37

Interest Distributable Amount [(1)x(coupon/12)] $1,801,333.33       $67,885.42     $1,869,218.75

    Total Payments to Certificateholders        $7,681,985.79      $281,173.33     $7,963,159.12

Reserve Fund payment                                    $0.00            $0.00             $0.00

Amount due Class B but paid to
  Class A (subordination)                               $0.00

Class A Interest Carryover Shortfall                    $0.00
Class A Principal Carryover Shortfall                   $0.00
Class B Interest Carryover Shortfall                                     $0.00
Class B Principal Carryover Shortfall                                    $0.00

Amounts Remaining in the Certificate
   Account to be paid to the Seller               $509,343.56       $16,199.72       $525,543.28

Memo:
   Principal Difference                                 $0.00            $0.00             $0.00
   Interest Difference                            $509,343.56       $16,199.72       $525,543.28
   Total                                          $509,343.56       $16,199.72       $525,543.28
/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of September, 1997

Determination of the Servicer Letter of Credit Amount
     Number of Contracts - End of Month                            (45)          N/A

     Original number of contracts                                  (46)          N/A

     Percent of Original Contracts remaining
          [((45)/(46))x100]                                        (47)          N/A

     Original Servicer Letter of Credit Amount                     (48) $        N/A

     Revised Servicer Letter of Credit Amount
          [Lessor of [(48)x(47) or the Beginning
          Pool Balance (1)]                                        (49) $        N/A

     Prior Month Servicer Letter of Credit Amount
          [Previous Month (49)]                                    (50) $        N/A

     Servicer Letter of Credit Fee                                 (51) $        N/A

Yield Supplement Amount

     Receivables with coupon rates below 7.65%
          Principal Outstanding                                    (52) $        N/A
          Number of receivables                                    (53)          N/A
          Interest on the Receivables at their APR                 (54) $        N/A
          Interest due on the Receivables at the
              Pass-Through Rate                                    (55) $        N/A
          Yield Supplement Amount [(54)-(55)]                      (56) $        N/A

Defaulted Receivables

     Amount of principal and accrued interest due from
          Obligors on Defaulted Receivables
               Principal                                           (A1) $       0.00
               Interest                                            (A2)         0.00
               Expense                                             (A3)         0.00
                       Total                                        (A) $       0.00

          Less:   Liquidation Proceeds                              (B) $       0.00

     Realized Loss  [(A1)+(A2)-(B)]                                 (C) $       0.00

     Cumulative Losses  (Including Expenses)                        (D) $       0.00

     Cumulative Loss Percentage  [(D)/$350,000,000.00]                         0.00%
          (Less than 1.5% ?)

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of September, 1997

Reconciliation of Reserve Fund

     Beginning Reserve Fund Balance                           (57) $    2,625,000.00

          Plus:  Excess Amounts from Seller                   (57a)       525,543.28
          Plus:  Investment Earnings                          (57b)        12,646.67
          Less:  Reserve Fund Payments                        (58)              0.00
                         Subtotal Reserve Fund                     $    3,163,189.95

         Plus:  Beginning Negative Carry Balance             (58a)       248,558.70
          Plus:   Negative Carry Investment Earnings          (58b)         1,197.50
          Less:  Payment from Negative Carry                  (58c)        35,645.03

          Ending Negative Carry Balance                       (58d)       214,111.17

     Reserve Fund Prior to Payments to Seller                 (59) $    3,377,301.12

     Required Reserve Fund Balance:
          (Lesser of 1 or 2)

      (1) Greater of:  $3,500,000 or 1.75% of the Ending Pool Balance
          (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
          Percentage exceeds 1.5%), or (2);

      (2) (18% - Subordination Fraction) x the Ending Pool Balance               NA

     Required Amount                                           (60) $   6,018,356.04

     Amount of Excess Reserve released  [(59)-(60)]            (61) $           0.00
          (No Release to be made during Pre-funding period)


     Ending Reserve Fund Balance to be invested(including      (62) $   3,377,301.12
          Negative Carry Balance)


     Reserve Fund Balance as a Percent
             of the Ending Pool Balance                        (63)            0.98%

     Interest Income on Reserve Fund for September, 1997
           from The Chase Manhattan Bank                       (64) $      12,646.67

     Interest Income on Negative Carry Balance for September, 1997
          from The Chase Manhattan Bank                       (65) $       1,197.50

/TABLE

  Fleetwood Credit Receivables Corp.
  FLEETWOOD CREDIT 1997-B GRANTOR TRUST

  Servicer's Certificate
  For the Month of September, 1997

Reconciliation of Net Payment to the Trustee
Available Funds                                                        $8,780,369.07
   Servicing Fees                                                      ($291,666.67)
Total Available Funds                                                  $8,488,702.40

Total payments to Class A                                              $7,681,985.79
Total payments to Class B                                                $281,173.33

Reserve Fund:
    Excess from Seller [(57a)]                                           $525,543.28
    Reserve Fund Payments [(58)]                                               $0.00
Gross payment to the Trustee                                           $8,488,702.40

Amounts Held by Trustee:
    Less:  Amount released from Reserve Fund
           in excess of $3,500,000 (Net of Reserve Fund payment)               $0.00
    Less:  Balance of Prefunded Account payable
                 to Certificateholders                                             0
           Less:  Amount paid from Negative Carry
                         Balance [(58c)]                                  $35,645.03
           Less:  Amount paid from Pre-Funded
                         Amount Earnings [(72)]                          $168,122.23
           Total Other Collected Interest                          (9a)  $203,767.26

Total Amount Held by Trustee                                             $203,767.26

Net payment to the Trustee                                             $8,284,935.14

Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                                       (70)$38,154,197.60
        [Prior Month (74)]
    Less:  Amount applied to the purchase of
                 Subsequent Receivables                           (71)             0
    Plus:  Earnings on Pre-Funded Amount                          (72)   $168,122.23
    Less:  Payment of Earnings                                    (73) ($168,122.23)

Ending Pre-Funding Amount                                         (74)$38,154,197.60

Account Activity
       Number of Accounts - Beginning of Month                                12,677
            Less:  Account Paid Off / Repurchased                                170
            Plus:  Accounts in Collateral Addition                                 0
      Number of Accounts - End of Month                                       12,507
Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                               1
      Aggregate Principal Balance Outstanding                             $70,834.05

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of September, 1997


Delinquent Accounts
    Period of Delinquency                        Units      Amount   Percent of Pool
    30 - 59 days                                  10    $267,883.59          0.08%
    60 - 89 days                                   0           0.00          0.00%
    90 days or more                                0           0.00          0.00%
       Total                                      10    $267,883.59          0.08%

    Repossession Inventory                         1    $ 70,834.05         0.023%

Delinquency Percentage
                                                                             Quarter
                                              JULY      AUG      SEPT         Total
    90 days or more  (000)                  $  N/A    $  N/A   $  0.0        $  0.0

    Repossession Inventory (000)            $  N/A    $  N/A   $ 70.8        $ 23.6

    Total                                   $  N/A    $  N/A   $ 70.8        $ 23.6

         Ending Pool Balance (mils)         $  N/A    $  N/A   $343.9        $114.6

         Delinquency Percentage (A)/(B)                                       0.02%

Realized Loss Analysis
                                                                             Quarter
                                              JULY      AUG       SEPT         Total
Realized Losses/(Recoveries)      (X)
         [(A1+(A2)-(B)]  (000)               $  N/A   $  N/A    $  0.0       $  0.0

Beginning Pool Balance (mils)      (Y)       $  N/A   $  N/A    $350.0       $116.7

Realized Loss Percentage
         (Less than 1.5%?)  [((X)/(Y))*4]                                     0.00%

Realized Losses Since Inception (less than $5,250,000 ?)                      $ 0.00

Change in Realized Losses                                                     $ 0.00

Proceeds from Insurance and Dealer Repurchases
         Proceeds received during the month from
              physical damage insurance                                        $0.00

        Proceeds received during the month from Dealer
              repurchase obligations relating to Defaulted Receivables         $0.00
